As filed with the Securities and Exchange Commission on October 22, 1996.
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933



                           KIMBALL INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          INDIANA                            35-0514506
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                                1600 ROYAL STREET
                           JASPER, INDIANA 47549-1001
                    (Address of Principal Executive Offices)

            KIMBALL INTERNATIONAL, INC. 1996 STOCK INCENTIVE PROGRAM

  KIMBALL INTERNATIONAL, INC. 1996 DIRECTOR STOCK COMPENSATION AND OPTION PLAN
                            (Full Title of the Plan)

                                 GARY P. CRITSER
                        SENIOR EXECUTIVE VICE PRESIDENT,
                     CHIEF ACCOUNTING OFFICER AND SECRETARY
                           KIMBALL INTERNATIONAL, INC.
                                1600 ROYAL STREET
                           JASPER, INDIANA 47549-1001
                     (Name and Address of Agent For Service)

                                 (812) 482-1600
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
      Title of                           Maximum       Maximum
     Securities           Amount         Offering      Aggregate     Amount of
        to be             to be           Price        Offering    Registration
     Registered       Registered(1)      Per Share(2)  Price(2)         Fee


Class B Common Stock  2,225,000 Shares    $35.625     $79,265,625    $24,020.00
($.31 1/4 par value)



1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class B Common Stock as reported on NASDAQ-NMS on October 16, 1996.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this registration statement:

          (1) The Annual Report of Kimball International, Inc. (the "Company") on Form 10-K for the fiscal year ended June 30, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Sections 23-1-37-9 and 23-1-37-13 of the Indiana Business Corporation Law (the "BCL") provide for indemnification of directors and officers for expenses incurred in defending actions brought against them in such capacities if such director or officer was wholly successful in such defense, unless the corporation's Articles of Incorporation provide otherwise. The Company's Articles of Incorporation do not restrict or limit the application of these provisions.

          Additionally, Sections 23-1-37-8 and 23-1-37-13 of the BCL provide that a corporation may indemnify directors and officers for liabilities incurred in proceedings brought against them in such capacities if (a) the individual's conduct was in good faith; and (b) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; (ii) in other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) with respect to any criminal action or proceeding, the individual either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

          The Company's Bylaws provide that the Company shall indemnify persons to the fullest extent to which it is empowered to do so by the BCL or any other applicable laws.

          The registrant maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event hat a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on the 22nd day of October, 1996.

                                   KIMBALL INTERNATIONAL, INC.


                                   By: /s/ Gary P. Critser
                                      Gary P. Critser
                                        Senior Executive Vice President, Chief
                                        Accounting Officer and Secretary


                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Kimball International, Inc. hereby severally constitute Gary P. Critser and Douglas A. Habig and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Kimball International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of October, 1996.

           Signature                       Title

/s/ Douglas A. Habig               President, Chief Executive Officer
       Douglas A. Habig            and Director

/s/ Thomas L. Habig                 Chairman of the Board and Director
        Thomas L. Habig

/s/ James C. Thyen                 Senior Executive Vice President, Chief
        James C. Thyen             Financial and Administrative Officer,
                                   Treasurer and Director

 /s/ Gary P. Critser               Senior Executive Vice President, Chief
        Gary P. Critser            Accounting Officer, Secretary and Director

 /s/ John B. Habig                 Director
         John B. Habig

/s/ Ronald J. Thyen                Director
        Ronald J. Thyen

/s/ Brian K. Habig                 Director
        Brian K. Habig

/s/ John T. Thyen                  Director
         John T. Thyen

/s/ Christine M. Vujovich          Director
     Christine M. Vujovich

/s/ Dr. Jack R. Wentworth          Director
     Dr. Jack R. Wentworth



                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                   Description

  4.1     *   Restated Articles of Incorporation of Registrant (Exhibit 3(a) to
              Registrant's Form 10-K for the year ended June 30, 1994).

  4.2     *   Restated By-laws of Registrant (Exhibit 3(b) to Registrant's Form
              10-Q for the period ended December 31, 1995).

   5          Opinion (including consent) of McDermott, Will & Emery

   23         Consent of Arthur Andersen LLP